Exhibit 99.1
Press Release
For Immediate Release

Contact:	Christopher D. Myers President and CEO (909) 980-4030
CVB Financial Corp. Reports First Quarter Earnings
Ontario, CA, April 17, 2008- CVB Financial Corp. (NASDAQ:CVBF) and its subsidiary, Citizens Business Bank (“the Company”), announced the results for the first quarter of 2008.
Net Income
CVB Financial Corp. reported net income of $16.2 million for the first quarter ending March 31, 2008. This represents an increase of $1.1 million, or 6.88%, when compared with net earnings of $15.1 million for the first quarter of 2007. Diluted earnings per share were $0.19 for the first quarter of 2008. This was up $0.01, or 7.71%, from diluted earnings per share of $0.18 for the same period last year. The net income for the first quarter of 2008 includes a provision of $1.7 million for credit losses. There was no such provision in the first quarter of 2007. Had we not made a provision in the first quarter of 2008, our net income would have been $17.4 million, an increase of $2.3 million or 15.08%.
Net income for the first quarter of 2008 produced a return on beginning equity of 15.32%, a return on average equity of 14.91% and a return on average assets of 1.05%. The efficiency ratio for the first quarter was 56.16%, and operating expenses as a percentage of average assets were 1.83%.
Net Interest Income and Net Interest Margin
Net interest income, after provision for credit losses, totaled $42.4 million for the first quarter of 2008. This represents an increase of $2.6 million, or 6.70%, from the $39.8 million for the same period of 2007. This increase resulted from a $5.3 million decrease in interest expense, offset by a $1.0 million decrease in interest income and a $1.7 million increase in the provision for credit losses. The decrease in interest income was primarily due to the decrease in interest rates, partially offset by the growth in average earning assets. The decrease in interest expense was due to the decrease in the cost of interest bearing deposits and borrowed funds, partially offset by the increase in average borrowed funds.
Net interest margin (tax equivalent) increased from 3.02% for the first quarter of 2007 to 3.25% for the first quarter of 2008. Total average earning asset yields decreased from 6.18% for the first quarter of 2007 to 5.91% for the first quarter of 2008. The cost of funds decreased from 4.15% for the first quarter of 2007 to 3.45% for the first quarter of 2008. The increase in net interest margin is due to the cost of interest-bearing liabilities decreasing faster than the decrease in yields on earning assets.
Balance Sheet
The Company reported total assets of $6.37 billion at March 31, 2008. This represented an increase of $382.5 million, or 6.38%, over total assets of $5.99 billion as of March 31, 2007. Earning assets totaled $6.00 billion and were up $363.3 million, or 6.45%, when compared with earning assets of $5.63 billion as of March 31, 2007. Total deposits and customer repurchase agreements were $3.63 billion as of March 31, 2008. This represents an increase of $29.5 million, or 0.82%, when compared with total deposits and customer repurchase agreements of $3.60 billion at March 31, 2007. Gross loans and leases totaled $3.39 billion at March 31, 2008. This represents an increase of $295.6 million, or 9.55%, when compared with gross loans and leases of $3.10 billion at March 31, 2007.
Investment Securities
Investment securities totaled $2.55 billion at March 31, 2008. This represents an increase of $69.3 million, or 2.79%, when compared with $2.48 billion in investment securities at March 31, 2007.
CitizensTrust
CitizensTrust has approximately $2.5 billion in assets under administration. They provide trust, investment and brokerage related services, as well as financial, estate and business succession planning. Income from CitizensTrust was $1.9 million in the current quarter, down $100,000 from the $2.0 million in the first quarter of 2007.
Loan and Lease Quality
The credit quality of the loan portfolio is good. The allowance for credit losses increased from $27.6 million as of March 31, 2007 to $34.7 million as of March 31, 2008. The increase was primarily due to the provision for credit losses of $4.0 million in the fourth quarter of 2007 and $1.7 million in the first quarter of 2008. During the first quarter of 2008, we had loan charge-offs totaling $246,000 and recoveries on previously charged off loans of $208,000. This resulted in net charge-offs of $38,000. By comparison, during the first three months of 2007, the Company had net charge-offs of $105,000, and no provision for credit losses. The allowance for credit losses was 1.02% and 0.89% of total loans and leases outstanding as of March 31, 2008 and 2007, respectively.
At December 31, 2007, we had $1.4 million in non-performing loans. As of March 31, 2008, we had $2.7 million in non-performing loans and $1.1 million in Other Real Estate Owned. The OREO represents a foreclosed condominium project, a portion of which was charged-off in December 2007. While the economy shows signs of weakness our loan portfolio continues to perform well. Nevertheless, we are closely monitoring our loan portfolio based on economic conditions. We have just completed the annual examination by our bank regulators.
Our construction loan portfolio was $315.8 million as of March 31, 2008. This represents 9.32% of our total loans outstanding at the end of the quarter. Of the $315.8 million, $135.2 million is for residential construction and residential land loans. This represents 42.80% of the construction loans outstanding, or 3.99% of our total loan portfolio. Of note, 31.12% of our construction loan portfolio is based in the Inland Empire.
Corporate Overview
CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California. It serves 40 cities with 45 business financial centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California. Its leasing division, Citizens Financial Services, provides vehicle leasing, equipment leasing and real estate loan services.
Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Investor tab.
Safe Harbor
Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plan and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, the impact of changes in interest rates, a decline in economic conditions, adverse changes resulting from natural and manmade disasters, effects of government regulation and increased competition among financial services providers and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2007, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.
###

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(unaudited)
dollars in thousands

	March 31,		December 31,
	2008	2007	2007
Assets:
Cash and due from banks	$110,102	$117,981	$89,486

Investment Securities available-for-sale	2,546,367	2,484,664	2,390,566
Investment Securities held-to-maturity	7,638	—	—
Federal funds sold and Interest-bearing balances due from depository institutions	475	—	475
Investment in stock of Federal Home Loan Bank (FHLB)	85,852	80,826	79,983
Loans and lease finance receivables	3,392,192	3,096,609	3,495,144
Less allowance for credit losses	(34,711)	(27,632)	(33,049)

Net loans and lease finance receivables	3,357,481	3,068,977	3,462,095

Total earning assets	5,997,813	5,634,467	5,933,119
Premises and equipment, net	46,585	45,597	46,855
Intangibles	13,713	9,533	14,611
Goodwill	55,097	31,531	55,167
Cash value of life insurance	104,499	100,758	103,400
Other assets	46,993	52,420	51,325

TOTAL	$6,374,802	$5,992,287	$6,293,963

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand Deposits (noninterest-bearing)	$1,218,660	$1,264,243	$1,295,959
Investment Checking	351,692	334,229	409,912
Savings/MMDA	952,601	957,538	868,123
Time Deposits	737,715	833,602	790,355

Total Deposits	3,260,668	3,389,612	3,364,349

Demand Note to U.S. Treasury	3,622	468	540
Customer Repurchase Agreements	366,502	208,023	336,309
Repurchase Agreements	250,000	250,000	250,000
Borrowings	1,745,851	1,597,500	1,753,500
Junior Subordinated Debentures	115,055	108,250	115,055
Other liabilities	181,315	46,643	49,262

Total Liabilities	5,923,013	5,600,496	5,869,015
Stockholders’ equity:
Stockholders’ equity	429,017	399,581	420,818
Accumulated other comprehensive income (loss), net of tax	22,772	(7,790)	4,130

	451,789	391,791	424,948

TOTAL	$6,374,802	$5,992,287	$6,293,963

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEET
(unaudited)
dollars in thousands

	Three months ended March 31,
	2008	2007

Assets:
Cash and due from banks	$107,878	$124,427
Investment securities available-for-sale	2,386,918	2,512,260
Investment securities held-to-maturity	6,117	—
Federal funds sold and Interest-bearing balances due from depository institutions	1,296	444
Investment in stock of Federal Home Loan Bank (FHLB)	84,719	80,039
Loans and lease finance receivables	3,383,772	3,059,186
Less allowance for credit losses	(33,906)	(27,720)

Net loans and lease finance receivables	3,349,866	3,031,466

Total earning assets	5,828,916	5,624,209
Premises and equipment, net	46,773	45,471
Intangibles	14,061	9,763
Goodwill	55,131	31,531
Cash value of life insurance	103,787	100,202
Other assets	69,967	85,989

TOTAL	$6,226,513	$6,021,592

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,225,327	$1,283,749
Interest-bearing	2,050,628	2,114,142

Total Deposits	3,275,955	3,397,891

Other borrowings	2,339,159	2,078,177
Junior Subordinated Debentures	115,055	108,250
Other liabilities	59,744	39,264

Total Liabilities	5,789,913	5,623,582
Stockholders’ equity:
Stockholders’ equity	432,265	411,110
Accumulated other comprehensive income (loss), net of tax	4,335	(13,100)

	436,600	398,010

TOTAL	$6,226,513	$6,021,592

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)
dollar amounts in thousands, except per share

	For the Three Months
	Ended March 31,
	2008	2007
Interest Income:
Loans and leases, including fees	$54,046	$52,714
Investment securities:
Taxable	20,877	23,093
Tax-advantaged	7,188	7,231

Total investment income	28,065	30,324
Dividends from FHLB Stock	1,093	1,138
Federal funds sold & Interest-bearing CDs with other institutions	15	6

Total interest income	83,219	84,182
Interest Expense:
Deposits	12,278	17,158
Borrowings and junior subordinated debentures	26,811	27,260

Total interest expense	39,089	44,418

Net interest income before provision for credit losses	44,130	39,764
Provision for credit losses	1,700	—

Net interest income after provision for credit losses	42,430	39,764
Other Operating Income:
Service charges on deposit accounts	3,745	3,276
Trust and investment services	1,913	1,951
Gain on sale of investment securities	—	—
Other	2,482	2,671

Total other operating income	8,140	7,898
Other operating expenses:
Salaries and employee benefits	15,543	14,072
Occupancy	2,871	2,405
Equipment	1,649	1,735
Professional services	1,541	1,103
Amortization of intangible assets	898	588
Other	5,897	5,997

Total other operating expenses	28,399	25,900

Earnings before income taxes	22,171	21,762
Income taxes	5,987	6,620

Net earnings	$16,184	$15,142

Basic earnings per common share	$0.19	$0.18

Diluted earnings per common share	$0.19	$0.18

Cash dividends per common share	$0.085	$0.085

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	Three months ended March 31,
	2008	2007
Interest income — (Tax-Effected) (te)	$86,133	$86,612
Interest Expense	39,089	44,418
Net Interest income — (te)	$47,044	$42,194

Return on average assets	1.05%	1.02%
Return on average equity	14.91%	15.43%
Efficiency ratio	56.16%	54.34%
Net interest margin (te)	3.25%	3.02%

Weighted average shares outstanding
Basic	83,151,328	83,482,208
Diluted	83,521,594	84,175,313
Dividends declared	$7,093	$7,109
Dividend payout ratio	43.83%	46.95%

Number of shares outstanding-EOP	83,095,678	83,537,214
Book value per share	$5.44	$4.69

	March 31,
	2008	2007
Non-performing Assets (dollar amount in thousands):
Non-accrual loans	$2,707	$0
Loans past due 90 days or more and still accruing interest	—	—
Restructured loans	—	—
Other real estate owned (OREO), net	1,137	—

Total non-performing assets	$3,844	$0

Percentage of non-performing assets to total loans outstanding and OREO	0.11%	0.00%

Percentage of non-performing assets to total assets	0.06%	0.00%

Non-performing assets to allowance for loan losses	11.07%	0.00%

Net Charge-off (Recovered) to Average loans	0.00%	0.00%

Allowance for Credit Losses:
Beginning Balance	$33,049	$27,737
Total Loans Charged-Off	(246)	(129)
Total Loans Recovered	208	24

Net Loans Recovered	(38)	(105)
Provision Charged to Operating Expense	1,700	—

Allowance for Credit Losses at End of period	$34,711	$27,632

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands, except per share data)
(unaudited)
Quarterly Common Stock Price

	2008		2007		2006
Quarter End	High	Low	High	Low	High	Low
March 31,	$11.20	$8.45	$13.38	$11.42	$15.60	$14.71
June 30,			$12.40	$10.63	$15.59	$13.25
September 30,			$12.71	$9.51	$14.24	$12.83
December 31,			$11.97	$9.98	$14.13	$12.83
Quarterly Consolidated Statements of Earnings

	1Q	4Q	3Q	2Q	1Q
	2008	2007	2007	2007	2007
Interest income
Loans, including fees	$54,046	$56,692	$58,677	$53,726	$52,714
Investment securities and federal funds sold	29,173	28,794	29,203	30,003	31,468

	83,219	85,486	87,880	83,729	84,182
Interest expense
Deposits	12,278	15,766	18,445	17,928	17,158
Other borrowings	26,811	28,333	27,727	27,518	27,260

	39,089	44,099	46,172	45,446	44,418
Net interest income before provision for credit losses	44,130	41,387	41,708	38,283	39,764
Provision for credit losses	1,700	4,000	—	—	—

Net interest income after provision for credit losses	42,430	37,387	41,708	38,283	39,764

Non-interest income	8,140	7,968	7,863	7,596	7,898
Non-interest expenses	28,399	27,441	27,218	24,845	25,900

Earnings before income taxes	22,171	17,914	22,353	21,034	21,762
Income taxes	5,987	4,547	6,232	5,080	6,620

Net earnings	$16,184	$13,367	$16,121	$15,954	$15,142

Basic earning per common share	$0.19	$0.16	$0.19	$0.19	$0.18
Diluted earnings per common share	$0.19	$0.16	$0.19	$0.19	$0.18

Cash dividends per common share	$0.085	$0.085	$0.085	$0.085	$0.085

Dividends Declared	$7,093	$7,069	$7,067	$7,234	$7,109

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands)
(unaudited)
Distribution of Loan Portfolio

	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
Commercial and Industrial	$349,099	$365,214	$345,697	$334,968	$294,265
Real Estate:
Construction	318,549	308,354	307,506	310,390	289,013
Commercial Real Estate	1,859,785	1,805,946	1,775,812	1,768,539	1,675,964
SFR Mortgage	356,415	365,849	363,765	358,347	316,661
Consumer	57,554	58,999	62,979	64,083	54,379
Municipal lease finance receivables	153,270	156,646	143,399	143,316	131,073
Auto and equipment leases	54,795	58,505	58,958	55,151	52,321
Dairy and Livestock	254,156	387,488	265,806	280,114	293,781

Gross Loans	3,403,623	3,507,001	3,323,922	3,314,908	3,107,457
Less:
Deferred net loan fees	(11,431)	(11,857)	(12,173)	(11,635)	(10,848)
Allowance for credit losses	(34,711)	(33,049)	(30,428)	(30,244)	(27,632)

Net Loans	$3,357,481	$3,462,095	$3,281,321	$3,273,029	$3,068,977